Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-55894, 33-68898, 333-09390, 333-38652 and 333-63878) and Form S-3 (Nos. 33-94666 and 333-1988) of Graphic Packaging International Corporation of our report dated February 12, 2002, except as to Note 6, which is as of February 28, 2002 relating to the financial statements and financial statement schedule, which appears in this Annual Report on Form 10-K.

PricewaterhouseCoopers LLP

Denver, Colorado
March 11, 2002